UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2003

(Date of earliest event reported)

INTERWOVEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 774-2000

(Registrant’s telephone number, including area code)

Item 5. OTHER INFORMATION.

On June 2, 2003, Interwoven, Inc. announced that it had entered into a definitive agreement to acquire MediaBin, Inc., a Georgia corporation (“MediaBin”). The transactions contemplated by this agreement remain subject to the satisfaction of certain conditions, including the approval of the holders of 85% of MediaBin’s common stock. If these conditions are satisfied, Interwoven expects to pay to MediaBin stockholders and debtholders an aggregate of approximately $5.0 million, including approximately $4.4 million for repayment of outstanding indebtedness, and to issue an aggregate of approximately 2.8 million shares of Interwoven common stock.

Interwoven also agreed to assume outstanding MediaBin stock options and warrants, which will be converted into options and warrants to purchase an aggregate of approximately 575,000 shares of Interwoven common stock.

After this transaction is completed, Interwoven expects to file a registration statement on Form S-3 with the SEC to register the resale of shares of Interwoven common stock issued in the transaction, and a registration statement on Form S-8 to register the issuance of shares of Interwoven common stock upon exercise of assumed stock options.

A press release announcing the transaction is attached as an exhibit to this report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.01	Press release dated June 2, 2003, announcing that Interwoven, Inc. has agreed to acquire MediaBin, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
(Registrant)

Date: June 2, 2003	By:	/s/ David M. Allen
David M. Allen
Senior Vice President and Chief Financial Officer

Exhibit Index

99.01	Press release dated June 2, 2003, announcing that Interwoven, Inc. has agreed to acquire MediaBin, Inc.